Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Magic Software Enterprises Ltd. (the “Company”) on Form 20-F for the period ending December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Guy Bernstein, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Guy Bernstein
Guy Bernstein
Chief Executive Officer
(Principal Executive Officer)

May 13, 2024